EXHIBIT 5



   (201) 994-5750
                                                  January 18, 1994
Board of Directors
Automatic Data Processing, Inc.
One ADP Boulevard
Roseland, New Jersey 07068

    Re: Automatic Data Processing, Inc.
        Registration Statement on Form S-8
        (Amendment to the 1990 Key Employees' Stock Option Plan)

Gentlemen:

    I have acted as counsel to Automatic Data Processing, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of 4,000,000 shares of the Company's Common Stock, par value $.10 per share (the "Shares"), pursuant to the Company's Registration Statement on Form S-8 which is to be filed with the Securities and Exchange Commission on January
21, 1994 (the "Registration Statement").

    In this connection, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates and written and oral statements of officers and accountants of the Company and of public officials, and other documents that I have considered necessary and appropriate for this opinion and, based thereon, I advise you that, in my opinion:

    1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

    2. The Company has corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

    3. The Shares have been duly authorized and, when issued in accordance with the Company's 1990 Key Employees' Stock Option Plan referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

    I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, to its use as part of the Registration Statement, and to the use of my name in the Registration Statement.

                                             Very truly yours,

                                             /s/ James B. Benson

                                             James B. Benson
                                             General Counsel

                                                                  EXHIBIT 23(a)
INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Automatic Data Processing, Inc. on Form S-8 of our reports dated August 17, 1993, appearing in and incorporated by reference in the Annual Report on Form 10-K of Automatic Data Processing, Inc. for the year ended June 30, 1993.



/s/ DELOITTE & TOUCHE

New York, New York
January 18, 1994